Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-156497 of NexCore Healthcare Capital Corp and subsidiaries of our report dated March 30, 2012 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of NexCore Healthcare Capital Corp and subsidiaries as of and for the year ended December 31, 2011.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

March 30, 2012

Denver, Colorado